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                                                                      Exhibit l

                            BASS, BERRY & SIMS PLC
                   A PROFESSIONAL LIMITED LIABILITY COMPANY
                               ATTORNEYS AT LAW


2700 FIRST AMERICAN CENTER                     1700 RIVERVIEW TOWER
NASHVILLE, TENNESSEE 37238-2700                POST OFFICE BOX 1509
TELEPHONE (615) 742-6200                       KNOXVILLE, TENNESSEE 37901-1509
TELECOPIER (615) 742-6293                      TELEPHONE (423) 521-6200
                                               TELECOPIER (423) 521-6234


                               January 22, 1997


Sirrom Capital Corporation
500 Church Street, Suite 200
Nashville, Tennessee 37219

         Re:  REGISTRATION STATEMENT ON FORM N-2

Ladies and Gentlemen:

     We have acted as your counsel in connection with your preparation of a registration statement on Form N-2 (the "Registration Statement") to be filed by you with the Securities and Exchange Commission on January 9, 1997, covering 3,115,513 shares (including 450,000 shares that may be purchased by the underwriters upon exercise of an option to cover over-allotments) of no par value common stock (the "Common Stock") of Sirrom Capital Corporation (the "Company") to be sold by the Company and 219,487 shares of Common Stock to be sold by certain selling shareholders to the underwriters represented by Morgan Stanley & Co., Incorporated, The Robinson-Humphrey Company, Inc., J.C. Bradford & Co., LLC and Equitable Securities Corporation (the "Underwriters") for public distribution pursuant to the Underwriting Agreement between the Company and the Underwriters filed as an exhibit to the Registration Statement.

     In connection with this opinion, we have examined and relied upon such records, documents and other instruments as in our judgment are necessary or appropriate in order to express the opinions hereinafter set forth and have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

     Based on the foregoing and such other matters as we have deemed relevant, we are of the opinion that the shares of Common Stock to be sold by the Company, when issued and delivered in the manner and on the terms described in the Registration Statement (after the same is declared effective), will be validly issued, fully paid and nonassessable.

     We hereby consent to the reference to our law firm in the Registration Statement under the caption "Legal Matters" and to the use of this opinion as an exhibit to the Registration Statement.

                                       Very truly yours,


                                       /s/ Bass, Berry & Sims PLC